FINGERHUT RECEIVABLES, INC.,

                           Transferor



                       AXSYS NATIONAL BANK
               (formerly Fingerhut National Bank),

                            Servicer

                              and

                THE BANK OF NEW YORK (DELAWARE),

                            Trustee

           on behalf of Series 1998-3 Securityholders

                 of the Fingerhut Master Trust



                        SECOND AMENDMENT

                    Dated as of July 29, 1999

                              to

                    SERIES 1998-3 SUPPLEMENT

                   Dated as of July 30, 1998

                               to

      AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                   Dated as of March 18, 1998





          SECOND AMENDMENT dated as of July 29, 1999 ("Second Amendment") to SERIES 1998-3 SUPPLEMENT, by and among Fingerhut Receivables, Inc., as Transferor (the "Transferor"), Axsys National Bank (formerly named Fingerhut National Bank), as Servicer (the "Servicer") and The Bank of New York (Delaware), as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (as hereinafter defined).

          WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered the Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1998, by and among the Transferor, the Servicer and the Trustee, as supplemented by the Series 1998-3 Supplement dated as of July 30, 1998 to the Pooling and Servicing Agreement, as amended by the First Amendment dated March 17, 1999 (the "Series Supplement"). The Pooling and Servicing Agreement, as supplemented by the Series Supplement is referred to herein as the "Agreement"); and

          WHEREAS, the Section 13.1(b) of the Pooling and Servicing Agreement provides that the Transferor, the Servicer and the Trustee with the consent of the Holders of Investor Securities representing not less than 66-2/3% of the Invested Amount of each and every Series or Participation adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or of modifying in any manner the rights of the Investor Securityholders of any Series then issued and outstanding, provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Security of such Series without the consent of all of the related Investor Securityholders, (ii) change the definition of or the manner of calculating the interest of any Investor Securityholder of such Series without the consent of the related Investor Securityholder or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Securityholders.

          NOW, THEREFORE, the Transferor, the Servicer and the Trustee hereby amend the Series Supplement as follows:

          SECTION 1.1 The definitions of "Bank Rate," "Capped Interest Rate," "Class A Facility Usage Fee," "Class A Program Fee," "Class B Facility Usage Fee," "Class B Program Fee," "Class C Facility Usage Fee," "Class C Program Fee," "Facility Unused Fee," "Interest Component," "Required Senior Securityholders" and "Specified Termination Date" from Section 2 of the Series Supplement are hereby amended and restated in their entirety to read as follows:

               "`Bank Rate" shall mean, for any Funding
     Period, an interest rate per annum equal to the sum of
     (a) LIBOR and (b) 0.50% per annum, provided, however, that:

                    "(i)  if any Purchaser or Liquidity
               Provider determines that (A) it would be contrary to law or to the directive of any central bank or other governmental authority to obtain United Stated dollars in the London interbank market to fund its investment in a Senior Security for such Funding Period, or
               (B) it is unable, by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its investment in such Senior Security for such Funding Period, then the Bank Rate for such Funding Period shall be the Federal Funds Effective Rate plus 0.50%; and

                    (ii)  following the occurrence and
               during the continuance of a Pay Out Event, the Bank Rate shall be an interest rate per annum equal to the sum of (A) the Prime Rate and (B) two percent (2%) per annum."

               "`Capped Interest Rate" shall mean LIBOR plus
     0.50%."

               "`Class A Facility Usage Fee" shall mean, for any Business Day, an amount equal to the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.150% and (iii) the Class A Invested Amount on the preceding Business Day."

               "`Class A Program Fee" shall mean, for any Business Day, an amount equal to the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.100% and (iii) the Class A Invested Amount on the preceding Business Day."

               "`Class B Facility Usage Fee" shall mean, for any Business Day, an amount equal to the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.2125% and (iii) the Class B Invested Amount on the preceding Business Day."

               "`Class B Program Fee" shall mean, for any Business Day, an amount equal to the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.275% and (iii) the Class B Invested Amount on the preceding Business Day."

               "`Class C Facility Usage Fee" shall mean, for any Business Day, an amount equal to the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.2125% and (iii) the Class C Invested Amount on the preceding Business Day."

               "`Class C Program Fee" shall mean, for any Business Day, an amount equal to the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.475% and (iii) the Class C Invested Amount on the preceding Business Day."

               "`Facility Unused Fee" shall mean, for any Business Day, an amount equal to the sum of (A) the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.150% and (iii) the excess of (a) the Class A Maximum Invested Amount minus the Class A Invested Amount as of the preceding Business Day and (B) the product of (i) a fraction the numerator of which is the actual number of days from and including the preceding Business Day to but excluding such Business Day and the denominator of which is 360, (ii) 0.2125% and (iii) the excess of
     (x)the sum of the Class B Maximum Invested Amount and the Class C Maximum Invested Amount over (y) the sum of the Class B Invested Amount and the Class C Invested Amount, each as of the preceding Business Day."

               "`Interest Component" shall mean, with
     respect to any Commercial Paper (i) issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof and (ii) issued on an interest-bearing basis, the interest payable on such Commercial Paper
     (in each case including the related Commercial Paper dealer fees payable in connection with the issuance of such Commercial Paper and any fees due and owing pursuant to Section 2.03 of the Security Purchase
     Agreement)."

               "`Required Senior Securityholders' shall mean
     (a) prior to the Specified Termination Date, the Holders of Senior Securities whose Purchaser Group Percentages aggregate more than 50% and (b) after the Specified Termination Date, the Holders of Senior Securities evidencing undivided interests aggregating more than 50% of the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount."

               "`Specified Termination Date' shall mean
     July 27, 2000, or such later date to which the Specified Termination Date may be extended pursuant to
     Section 2.05 of the Security Purchase Agreement."

          SECTION 1.2  The definition of "Purchaser Group
Funded Portion" is hereby added to Section 2 of the Series Supplement:

               "`Purchaser Group Funded Portion" shall mean at any time, with respect to any Purchaser Group, the aggregate amount of the Class A Invested Amount, the Class B Invested Amount or the Class C Invested
     Amount, as the case may be, held by such Purchaser
     Group at such time."

          SECTION 1.3 The first paragraph of Subsection 6.15(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) Notwithstanding anything in Section
     6.15(a) hereof to the contrary, any acquisition of Additional Invested Amounts pursuant to Section 6.15(a) hereof may be allocated other than pursuant to the Purchaser Group Percentages; provided, however, that in no event shall the Purchaser Group Funded Portion of the Senior Securities held at any one time by Four Winds Funding Corporation and its related Purchaser Group exceed the Purchaser Group Funded Portion of the Senior Securities held at such time by Kitty Hawk Funding Corporation and its related Purchaser Group; provided, further, that no Series 1998-3 Securityholder shall be allocated more than the Purchaser Group Percentage of the Facility Limit; and provided, further, that the Invested Amounts of each Class of Series 1998-3 Securities are increased proportionately."

          SECTION 1.4 Subsection 10(n) of the Series Supplement is hereby amended and restated in its entirety to read as follows:

               "(n) Each of the Transferor and the Servicer hereby agrees and consents to the assignment by each Conduit Purchaser from time to time of all or any part of its rights under, interest in and title to this Agreement and the Senior Securities of its Purchaser Group to any Liquidity Provider or Program Support Provider for such Conduit Purchaser. In addition, each of the Transferor and the Servicer hereby consents to the assignment by each Conduit Purchaser of all of its rights under, interest in and title to its Purchaser Group Funded Portion of the Class A Invested Amount, the Class B Invested Amount and/or the Class C Invested Amount, as applicable, to the related Alternate Purchaser in the event such Conduit Purchaser determines not to fund any Additional Invested Amount hereunder. Notwithstanding anything to the contrary in this subsection 10(n), the Transferor and the Servicer do not consent to the assignment by each Conduit Purchaser of all or any part of its rights under, interest in and title to (i) the Senior Securities of its Purchaser Group or (ii) its Purchaser Group Funded Portion of the Class A Invested Amount, the Class B Invested Amount and/or the Class C Invested Amount, as applicable, in each case if (A) such attempted assignment will cause the number of Persons in any Purchaser Group holding any interests described above to exceed five (5) or (B) such attempted transfer would cause the number of Targeted Holders to exceed one-hundred."

          SECTION 2. Ratification of Agreement. As amended by this Second Amendment, the Series Supplement is in all respects ratified and confirmed, and the Series Supplement as so amended by this Second Amendment shall be read, taken and construed as one and the same instrument.

          SECTION 3. No Waiver. The execution and delivery of this Second Amendment shall not constitute a waiver of a past default under the Agreement or impair any right consequent thereon.

          SECTION 4. Counterparts. The Second Amendment may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 5.  GOVERNING LAW.  THIS SECOND AMENDMENT SHALL
BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS,
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 6.  Effective Date.  This Second Amendment
shall automatically become effective as of the date upon which it has been executed by the Transferor, the Trustee, and the Servicer, and has been consented to by the holders of all of the Senior Securityholders.

          IN WITNESS WHEREOF, the Transferor, the Servicer, the Trustee and the Senior Securityholders have caused this Second Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                         FINGERHUT RECEIVABLES, INC.,
                         as Transferor

                         By:  /s/ Brian M. Szames
                         Name:  Brian M. Szames
                         Title:  President


                         AXSYS NATIONAL BANK
                         (formerly named Fingerhut National Bank), as Servicer


                         By:  /s/ Brian M. Szames
                         Name:  Brian M. Szames
                         Title:  Treasurer


                         THE BANK OF NEW YORK (Delaware),
                         as Trustee

                         By:  /s/  Reyne A. Macadaeg
                         Name:  Reyne A. Macadaeg
                         Title:  Assistant Vice President


          By signing this Second Amendment, the following Senior
Securityholders hereby consent to such Second Amendment.

                         BANK OF AMERICA, N.A.,
                         as Senior Securityholder

                         By:  /s/  Elliott T. Lemon
                         Name:  Elliott T. Lemon
                         Title: Vice President

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as Senior Securityholder

                         By:  /s/ Brooks P. Crankshaw
                         Name:  Brooks P. Crankshaw
                         Title:  First Vice President

                         COMMERZBANK AKTIENGESELLSCHAFT, CHICAGO
                         BRANCH, as Senior Securityholder

                         By:  /s/ Carl H. Jackson
                         Name:  Carl H. Jackson
                         Title:  Vice President

                         By:  /s/  James F. Ahern
                         Name:  James F. Ahern
                         Title: Vice President